SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 24, 2003

Coeur d’Alene Mines Corporation

(Exact Name of Registrant as Specified in Charter)

Idaho	1-8641	82-0109423

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Front Ave., P.O. Box “I”, Coeur d’Alene, Idaho	83816

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 667-3511

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

Item 5. Other Events.

     On November 24, 2003, Coeur d’Alene Mines Corporation, an Idaho corporation (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) whereby the Company sold 3,150,000 shares of its common stock to several institutional investors for aggregate proceeds of approximately $13.5 million, or $4.2826 per share. The Company offered and issued the shares to the investors under the Company’s shelf registration statement.

     The Purchase Agreement is included as Exhibit 10.1 to this Form 8-K. In addition, the information contained in the Registrant’s press release dated November 25, 2003 in connection with the consummation of this financing and other matters is included as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 5.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibit

Exhibit No.	Description

10.1	Purchase Agreement, dated as of November 24, 2003, by and between the Company and the person signatory thereto.
99.1	Press Release of the Company issued November 25, 2003.

1

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Coeur d’Alene Mines Corporation
Date: November 25, 2003	By:	/s/ Wayne L. Vincent

Name: Wayne L. Vincent
Title: Controller

2

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement, dated as of November 24, 2003, by and between the Company and the person signatory thereto.
99.1	Press Release of the Company issued November 25, 2003.

3